UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2017

AUXILIO, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27271 Las Ramblas, Suite 200

Mission Viejo, California  92691

(Address of principal executive offices)

(949) 614-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure or Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On April 27, 2017, the Board of Directors (the “Board”) of Auxilio, Inc. (the “Company”) unanimously appointed Dr. Michael G. Mathews as Chief Operation Officer (COO). Dr. Mathews assumes the role of COO for Auxilio in addition to his responsibilities as President, COO and Co-founder of CynergisTek, a wholly owned subsidiary of Auxilio, where he has managed the day-to-day and operational functions of the company for more than a decade.

Dr. Mathews will report to Auxilio’s CEO, Joseph J. Flynn, and according to Flynn, “This strategic appointment is the first step in integrating our companies from a service delivery and day-to-day operations standpoint, while effectively responding to increased demand for specialized support.” He continues by saying, “Dr. Mathews brings vast experience and knowledge in running efficient, customer-driven service delivery teams. As we continue to see cross-selling among our cybersecurity and document solutions groups, creating enhancements in productivity and a cohesive service delivery model makes a lot of sense.”

Prior to CynergisTek, Dr. Mathews was the first Chief Security Officer at Parkland Health and Hospital System. Prior to that he was Master Security Architect for Exodus Communications where, among other customers, he worked with Visa USA to write the original Cardholder Information Security Program (CISP) audit standard for third parties, which has subsequently evolved into the current Payment Card Industries – Data Security Standard (PCI-DSS). Before joining Exodus, Dr. Mathews was Senior Network Engineer for TRW Space & Defense, where he provided services to the United States Air Force and National Security Agency. Dr. Mathews holds a Ph.D. in chemical physics from Tulane University and a Bachelor of Science in chemistry and philosophy from Spring Hill College.

Dr. Mathews will oversee operations of Auxilio and CynergisTek, including the 250-person service delivery team which is fulfilling ongoing projects and managing programs in more than 375 hospital clients. “Both Auxilio and CynergisTek have instituted strong, scalable and effective processes. I look forward to blending these processes while continuing to expand our capabilities as a unified service delivery team, shaping our organization for success,” said Dr. Michael Mathews.

On May 2, 2017, the Company issued a press release announcing the appointment of. Dr. Michael G. Mathews as Chief Operation Officer. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	No.Description
99.1	Press Release dated May 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date: May 2, 2017

By:  /s/ Paul T. Anthony

Name: Paul T. Anthony

Title:  Chief Financial Officer